Exhibit 4.2

Name of Company: SUNGY MOBILE LIMITED Number: Class A Ordinary Share(s): -[no. of shares]- Issued to: [name of shareholder] Dated Per Directors’ Resolutions dd [ ] 2013 Transferred from: SUNGY MOBILE LIMITED Number Class A Ordinary Share(s) -[no. of shares]- Incorporated under the laws of the Cayman Islands Share capital is US$100,000 divided into 1,000,000,000 Shares comprising of (i) 850,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and (ii) 150,000,000 Class B Ordinary Shares of a par value of US$0.0001 each THIS IS TO CERTIFY THAT [name of shareholder] is the registered holder of [no. of shares] Class A Ordinary Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof. EXECUTED on behalf of the said Company on the day of 2013 by: DIRECTOR

TRANSFER I (the Transferor) for the value received DO HEREBY transfer to (the Transferee) the shares standing in my name in the undertaking called SUNGY MOBILE LIMITED To hold the same unto the Transferee Dated Signed by the Transferor in the presence of: Witness Transferor